News Announcement

CONTACT:
Richard E. Gaetz, President/CEO	Robert L. Rinderman
Kevin Glass, VP Finance/CFO	Purdy R. Tran
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VVN@jcir.com

FOR IMMEDIATE RELEASE

VITRAN TO TRADE UNDER NEW STOCK SYMBOL
ON TORONTO STOCK EXCHANGE

TORONTO, ONTARIO (April 29, 2004) – Vitran Corporation Inc. (AMX: VVN, TSX: VTN), a North American transportation and logistics firm, today announced, effective immediately, it will trade under the new stock symbol of VTN on the Toronto Stock Exchange. Shares of Vitran listed on that exchange were previously traded under the symbol VTN.A. This change does not affect its listing on the American Stock Exchange, where it is currently traded under the symbol VVN.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (AMX: VVN, TSX: VTN), visit the website at www.vitran.com.

Information in this news announcement relating to projected growth, improvements in productivity and future results constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition and environmental hazards. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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